EXHIBIT 10.37

AMENDMENT

                THIS AGREEMENT made effective as of October 8, 2003, between Anika Therapeutics, Inc. (“ANIKA”) and MedChem Products, Inc. (“MEDCHEM”).

                WHEREAS, ANIKA and MEDCHEM are parties to that Sublease effective November 1, 2001 (the “SUBLEASE”);

                WHEREAS, ANIKA and MEDCHEM are desirous of amending the SUBLEASE;

                NOW, THEREFORE, in consideration of the above premises, the parties agree to amend the SUBLEASE as follows:

1.                          Section 1 is deleted in its entirety and replaced by the following:

            “1. Sublandlord hereby leases to Subtenant, and Subtenant hereby takes and leases from Sublandlord, the Subleased Premises for an initial term which commences on November 1, 2001 (the “Commencement Date”) and ends on October 31, 2004.  After the expiration of the initial term, this Sublease shall thereafter remain in effect until terminated by one party upon at least ninety (90) days prior written notice to the other party.  The Subleased Premises are to be delivered to Subtenant in their “as is” condition and the Subleased Premises shall be treated as delivered on the Commencement Date.”

2.                          In all other respects, the SUBLEASE shall remain in full force and effect.

                IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment.

Anika Therapeutics, Inc.		MedChem Products, Inc.

By:	/s/ William J. Knight	By:	/s/ Brian P. Kelly
Brian P. Kelly
Title:	CFO		Vice President